UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2022

Solid Power, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40284	86-1888095
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

486 S. Pierce Avenue, Suite E Louisville, Colorado	80027
(Address of principal executive offices)	(Zip code)

(303) 219-0720

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SLDP	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	SLDPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Effective December 1, 2022 (the “Effective Date”), Solid Power Operating, Inc., a wholly owned subsidiary of Solid Power, Inc. (the “Company”), entered into a Second Amendment (the “Second Amendment”) to that certain Lease Agreement by and between the Company and Red Pierce, LLC (the “Landlord”), dated November 29, 2016, as amended (the “Original Lease” and, as amended by the Second Amendment, the “Site 1 Master Lease”). Pursuant to the Original Lease, the Company currently leases 19,195 square feet of rentable space from the Landlord at a facility in Louisville, Colorado. The Company is also currently occupying an additional 9,645 square feet of rentable space (the “Suite D Premises”) at this facility. Prior to the Effective Date, the Company subleased the Suite D Premises from a third-party pursuant to a separate sublease agreement (the “Sublease Agreement”). As further described below, in connection with the Second Amendment, the Suite D Premises have been added to the Site 1 Master Lease; as a result, the Sublease Agreement was terminated on the Effective Date by mutual agreement of the parties.

The Second Amendment, among other things, (i) expands the Company’s leased premises under the Site 1 Master Lease to include the Suite D Premises, resulting in the Company leasing approximately 29,000 square feet of rentable space from the Landlord at the Louisville, Colorado facility pursuant to the Site 1 Master Lease; (ii) extends the initial term of the Site 1 Master Lease from September 6, 2024 to September 6, 2029; and (iii) provides for monthly rent payments of approximately $33,310, commencing on the Effective Date until September 6, 2023, subject to yearly increases thereafter as specified in the Second Amendment. Except as otherwise described above, all other material terms and conditions of the Original Lease remain in full force and effect.

The Louisville, Colorado facility, including the Suite D Premises, will continue to serve as the Company’s corporate headquarters and the Company intends to continue using this facility primarily for research and development, manufacturing and quality control purposes.

The foregoing description of the Second Amendment is qualified in its entirety by the full text of the Second Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

10.1±	Second Amendment to Lease Agreement by and between the Company and Red Pierce, LLC, dated December 1, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

± Certain portions of this exhibit have been omitted in accordance with Regulation S-K Item 601. The Company agrees to furnish an unredacted copy of the exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 2, 2022

SOLID POWER, INC.

By:	/s/ James Liebscher
Name: James Liebscher
Title: Chief Legal Officer and Secretary